CallidusCloud Reports 31% SaaS Billings Growth

Generates $5.2 Million in Cash From Operations During Q2 2013 on $25.9 Million in Total Revenue

PLEASANTON, CA -- (Marketwired - August 01, 2013) - Callidus Software Inc. (NASDAQ: CALD), a leading provider of sales and marketing effectiveness software, today announced financial results for the second quarter ended June 30, 2013.

"I was pleased with our performance in Q2, with revenue and billings results outperforming expectations and the continued expansion of our gross margin," said Leslie Stretch, President and CEO, CallidusCloud. "In the quarter we added 183 net new subscription logos, up 25% year over year, and generated $5.2 million of cash from operations. We expect this momentum in the business to continue through 2013 and beyond."

Financial Highlights for the Second Quarter 2013

  Total revenue was $25.9 million for the second quarter, an increase of 9% over the same quarter in the prior year. Total recurring revenues were $19.6 million, which includes SaaS revenues of $15.8 million and maintenance revenues of $3.8 million, an increase of 9% compared to the same quarter in the prior year. Service and other revenues of $6.3 million increased 10% as compared to the same quarter in the prior year.

Non-GAAP Performance

  Non-GAAP total gross margin (reconciled later in this press release) was 59% compared to 53% for the same quarter in the prior year. Non-GAAP recurring revenue gross margin (reconciled later in this press release) was 68% compared to 61% for the same quarter in the prior year.
  Non-GAAP operating income (reconciled later in this press release) was $0.4 million compared to non-GAAP operating loss of $0.8 million for the same quarter in the prior year.
  Non-GAAP net loss was $0.8 million, or ($0.02) per fully diluted share, compared to non-GAAP net loss of $0.8 million, or ($0.02) per fully diluted share for the same quarter in the prior year. Non-GAAP net loss is reconciled later in this press release.

GAAP Performance

  GAAP total gross margin was 55% compared to 47% in the same quarter prior year. GAAP recurring revenue gross margin was 65% compared to 56% in the same quarter prior year.
  GAAP net loss was $6.2 million, or ($0.16) per share, compared to a net loss of $5.3 million, or ($0.15) per share, for the same period prior year.
  Days Sales Outstanding (DSO) on a gross basis improved to 85 days from 87 days in the prior quarter. Adjusting for a $3.1 million increase in total deferred revenue, DSO on a net basis was 71 days compared to 73 days in the first quarter of 2013.
  Cash and short term investments ended the quarter at $27.2 million, compared to $22.9 million in first quarter of 2013.
  Cash generated from operations was $5.2 million and $2.4 million for the current quarter and year to date 2013, respectively.
  Deferred revenue increased to a record $47.4 million which represents a 45% year over year increase in SaaS deferred revenue.

Business Highlights for the Second Quarter 2013

  There was record attendance at C3, CallidusCloud's annual user conference that was held in May 2013. Over 750 attendees registered, representing a 70% increase over 2012. Leading analysts from Gartner, Forrester Research, and Aberdeen joined customer speakers as the conference hosted 7 keynotes and 32 breakout sessions on sales and marketing effectiveness.
  CallidusCloud sponsored key industry events including: Gartner 360 Summit; Accord Loma; Sirius Decisions Summit; SuiteWorld; mLearnCon
  CallidusCloud further expanded its partner ecosystem with 10 new resellers and consulting partners including PWC as global consulting partner.

Financial Outlook for 2013 - Third Quarter and Full Year
For the third quarter of 2013, the Company expects total revenue to be in the range of $26 to $27 million. GAAP operating expenses are expected to be in the range of $16.6 to $17.6 million. Non-GAAP operating expenses are expected to be in the range of $13.6 to $14.6 million.

For the full year of 2013 the company expects revenue to be in the range of $106 to $109 million, representing a narrowing of previous guidance of $105 to $110 million. GAAP operating loss is expected to be in the range of $13 to $14 million. Non-GAAP operating income is expected to be in the range of $3.5 to $4.5 million, representing a reduction from the prior guidance range of $4.0 to $5.0 million.

Conference Call
In conjunction with this announcement CallidusCloud will host a conference call at 1:30 p.m. Pacific Daylight Time (PDT) today to discuss the second quarter 2013 results and outlook for the third quarter 2013 and full year 2013. The conference call will be available via live webcast at the Investor Relations section of CallidusCloud's website.

Webcast site: http://www.calliduscloud.com/about-us/investor-relations/
Dial-in: 866-318-8611 (International callers: 617-399-5130)
Passcode: 61743110
Replay information: A webcast replay will be available on the Investor Relations section of our website under Calendar of Events.

For more information, please visit: http://www.calliduscloud.com/about-us/investor-relations/

About CallidusCloud
Callidus Software Inc. (NASDAQ: CALD), doing business as CallidusCloud®, is a leading provider of cloud software. CallidusCloud enables organizations to accelerate and maximize their lead to money process with sales and marketing effectiveness cloud software. CallidusCloud maximizes and accelerates sales and marketing processes for over 2,000 leading organizations. Small, medium and large enterprises across multiple industries and geographies rely on CallidusCloud for better marketing, and smarter selling.

For more information, please visit www.calliduscloud.com.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including discussion of our commercial prospects, estimates of revenues, operating expenses, stock-based compensation expense, amortization of acquired intangibles, restructuring, and patent litigation defense costs reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, and other risks detailed in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K which may be obtained by contacting CallidusCloud's Investor Relations department at 925-251-2248, or from the Investor Relations section of CallidusCloud's website (CallidusCloud Investor Relations). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Non-GAAP Financial Measures

CallidusCloud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP recurring revenue gross margin, non-GAAP net loss, non-GAAP net loss per share. CallidusCloud uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating CallidusClouds' operating performance. CallidusCloud believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in CallidusClouds' industry, many of which present non-GAAP financial measures that may resemble our non-GAAP financial measures. As noted, our non-GAAP financial measures exclude stock-based compensation expense, a benefit from a purchase acquisition-related adjustment, restructuring expense, acquisition related expense, patent litigation defense cost, convertible note interest expense, amortization of convertible note issuance cost and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

©2013. Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, TrueComp Manager, ActekSoft, ACom3, ForceLogix, Salesforce Assessments, iCentera, Webcom, Litmos, the Litmos logo, LeadFormix, Rapid Intake, and 6FigureJobs are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

                           CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except for per share data)
                                (unaudited)

                                Three Months Ended    Six Months Ended June
                                     June 30,                  30,
                              ---------------------   ---------------------
                                 2013        2012        2013        2012
                              ---------   ---------   ---------   ---------
Revenues:
  Recurring                   $  19,616   $  18,027   $  39,240   $  34,913
  Services and other              6,314       5,754      12,232      10,881
                              ---------   ---------   ---------   ---------
    Total revenues               25,930      23,781      51,472      45,794
Cost of revenues:
  Recurring (1) (2)               6,931       7,896      14,384      15,445
  Services and other (1) (2)      4,739       4,808       9,961       9,188
                              ---------   ---------   ---------   ---------
    Total cost of revenues       11,670      12,704      24,345      24,633
                              ---------   ---------   ---------   ---------
Gross profit                     14,260      11,077      27,127      21,161

Operating expenses:
  Sales and marketing (1)
   (2)                            7,891       8,293      15,535      15,222
  Research and development
   (1) (2)                        4,409       4,072       8,838       8,090
  General and administrative
   (1) (2) (3) (4)                5,852       4,849      11,038       9,854
  Acquisition related
   contingent consideration           -      (1,837)          -      (1,837)
  Restructuring                     315         172       1,558         614
                              ---------   ---------   ---------   ---------
    Total operating expenses     18,467      15,549      36,969      31,943
                              ---------   ---------   ---------   ---------

Operating loss                   (4,207)     (4,472)     (9,842)    (10,782)
Interest income and other
 income (expense) (5) (6)          (995)       (944)     (1,839)     (1,739)
                              ---------   ---------   ---------   ---------

Loss before provision
 (benefit) for income taxes      (5,202)     (5,416)    (11,681)    (12,521)
Provision (benefit) for
 income taxes (7)                   980        (109)      1,104        (231)
                              ---------   ---------   ---------   ---------

Net loss                      $  (6,182)  $  (5,307)  $ (12,785)  $ (12,290)
                              =========   =========   =========   =========

Net loss per share - basic
 and diluted
  Net loss per share          $   (0.16)  $   (0.15)  $   (0.34)  $   (0.35)

Shares used in basic and
 diluted per share
 computation                     37,813      35,235      37,478      34,674

(1) Stock-based compensation included
 in amounts above by category:
  Cost of recurring                 204         383         378         929
  Cost of services                  236         573         642       1,050
  Sales and marketing               581       1,165       1,154       1,940
  Research and development          467         485         933         899
  General and administrative      1,628       1,688       2,600       2,677
                              ---------   ---------   ---------   ---------
    Total stock-based
     compensation                 3,116       4,294       5,707       7,495

(2) Acquisition, acquired and
 settlement related asset amortization
  Cost of recurring                 515         488       1,027         974
  Cost of services                   13          38          25          44
  Sales and marketing               231         202         459         413
  General and administrative         59          57         117         120
                              ---------   ---------   ---------   ---------
    Total acquisition
     related asset
     amortization                   818         785       1,628       1,551

(3) Acquisition related
 expense                              -         267           -         637
(4) Patent litigation costs         347           7         661         620
(5) Interest expense on
 convertible notes                  703         703       1,406       1,406
(6) Amortization of
 convertible note issuance
 costs                              134         134         268         268
(7) Tax benefit from release
 of valuation allowance               -           -           -        (224)

                           CALLIDUS SOFTWARE INC.
                        CONSOLIDATED BALANCE SHEETS

                    (In thousands except per share data)

                                               June 30,       December 31,
                                                 2013             2012
                                            --------------   --------------
                                   ASSETS
Current assets:
  Cash and cash equivalents                 $       18,299   $       16,400
  Short-term investments                             8,898           12,771
  Accounts receivable, net                          22,167           22,567
  Deferred income taxes                                 40               40
  Prepaid and other current assets                   6,990            6,718
                                            --------------   --------------
    Total current assets                            56,394           58,496

Property and equipment, net                         13,018           10,580
Goodwill                                            31,207           31,207
Intangible assets, net                              19,020           21,196
Deferred income taxes, noncurrent                      392              392
Deposits and other assets                            3,076            2,872
                                            --------------   --------------
  Total assets                              $      123,107   $      124,743
                                            ==============   ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                          $        1,280   $        4,705
  Accrued payroll and related expenses               4,864            5,854
  Accrued expenses                                   5,896            8,164
  Deferred income taxes                                944              944
  Deferred revenue                                  38,996           35,483
  Capital lease obligations                          1,470              921
                                            --------------   --------------
    Total current liabilities                       53,450           56,071

Deferred revenue, noncurrent                         8,392            3,702
Deferred income taxes, noncurrent                      278              160
Other liabilities                                    1,997            2,159
Capital lease obligations, noncurrent                1,884                8
Convertible notes                                   59,215           59,215
                                            --------------   --------------
    Total liabilities                              125,216          121,315
                                            --------------   --------------

Stockholders' equity:
  Common stock                                          34               34
  Additional paid-in capital                       262,716          255,331
  Treasury stock                                   (14,430)         (14,430)
  Accumulated other comprehensive income               102              239
  Accumulated deficit                             (250,531)        (237,746)
                                            --------------   --------------
    Total stockholders' equity                      (2,109)           3,428
                                            --------------   --------------
    Total liabilities and stockholders'
     equity                                 $      123,107   $      124,743
                                            ==============   ==============

                           CALLIDUS SOFTWARE INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)

                                                 Six Months Ended June 30,
                                                    2013           2012
                                                ------------   ------------
Cash flows from operating activities:
  Net loss                                      $    (12,785)  $    (12,290)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
    Depreciation expense                               2,109          1,490
    Amortization of intangible assets                  2,414          2,558
    Provision for doubtful accounts and
     service remediation reserves                        314             52
    Stock-based compensation                           5,707          7,495
    Release of valuation allowance                         -           (224)
    Gain on disposal of property and equipment             3             (5)
    Amortization of convertible notes issuance
     cost                                                268            268
    Net amortization on investments                       46            231
    Acquisition-related contingent
     consideration                                         -         (1,837)
    Changes in operating assets and
     liabilities:
      Accounts receivable                                 86         (6,712)
      Prepaid and other current assets                  (272)          (637)
      Other assets                                      (472)           548
      Accounts payable                                (3,201)           118
      Accrued expenses                                   847           (374)
      Accrued payroll and related expenses              (431)          (379)
      Accrued restructuring                             (578)           230
      Deferred revenue                                 8,203          1,270
      Deferred income taxes                              118            (54)
                                                ------------   ------------
Net cash provided by (used in) operating
 activities                                            2,376         (8,252)
                                                ------------   ------------

Cash flows from investing activities:
  Purchases of investments                            (5,634)       (16,536)
  Proceeds from maturities and sale of
   investments                                         9,450         26,111
  Purchases of property and equipment                 (1,353)        (1,714)
  Proceeds from disposal of property and
   equipment                                              (3)             5
  Purchases of intangible assets                        (364)        (4,485)
  Acquisitions, net of cash acquired                       -         (7,721)
                                                ------------   ------------
Net cash provided by (used in) investing
 activities                                            2,096         (4,340)
                                                ------------   ------------

Cash flows from financing activities:
  Proceeds from issuance of common stock               2,168          4,295
  Repurchase of common stock from employees
   for payment
  of taxes on vesting of restricted stock
   units                                                (490)        (1,829)
  Payment of consideration related to
   acquisitions                                       (3,078)          (723)
  Proceeds from issuance of convertible notes,
   net of issuance costs                                   -            (30)
  Payment of principal under capital leases           (1,047)          (587)
                                                ------------   ------------
Net cash (used in) provided by financing
 activities                                           (2,447)         1,126
                                                ------------   ------------
Effect of exchange rates on cash and cash
 equivalents                                            (126)             5
                                                ------------   ------------
Net increase (decrease) in cash and cash
 equivalents                                           1,899        (11,461)
Cash and cash equivalents at beginning of
 period                                               16,400         17,383
                                                ------------   ------------
Cash and cash equivalents at end of period      $     18,299   $      5,922
                                                ============   ============

           RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
         (In thousands, except for percentages and per share data)
                                (unaudited)

                                Three months ended       Six months ended
                                     June 30,                June 30,
                              ---------------------   ---------------------
                                 2013        2012        2013        2012
                              ---------   ---------   ---------   ---------

Non-GAAP gross profit
 reconciliation

Gross profit                  $  14,260   $  11,077   $  27,127   $  21,161

    Profit margin, as a % of
     total revenues                  55%         47%         53%         46%
Add back:
    Non-cash stock-based
     compensation                   440         956       1,020       1,979
    Non-cash amortization of
     acquired intangible
     assets                         528         526       1,052       1,018
                              ---------   ---------   ---------   ---------
Non-GAAP gross profit         $  15,228   $  12,559   $  29,199   $  24,158
                              ---------   ---------   ---------   ---------

    Profit margin, as a % of
     total revenues                  59%         53%         57%         53%

Non-GAAP recurring revenue
 gross profit reconciliation

Recurring revenue gross
 profit                       $  12,685   $  10,131   $  24,856      19,468
    Recurring revenue profit
     margin, as a % of
     recurring revenues              65%         56%         63%         56%
Add back:
    Non-cash stock-based
     compensation                   204         383         378         929
    Non-cash amortization of
     acquired intangible
     assets                         515         488       1,027         974
                              ---------   ---------   ---------   ---------
Non-GAAP Recurring revenue
 gross profit                 $  13,404   $  11,002   $  26,261   $  21,371
                              ---------   ---------   ---------   ---------
    Recurring revenue profit
     margin, as a % of
     recurring revenues              68%         61%         67%         61%

Non-GAAP operating expense
 reconciliation:

Operating expenses            $  18,467      15,549   $  36,969      31,943
    Operating expenses, as a
     % of total revenues             71%         65%         72%         70%
Add back:
    Non-cash stock-based
     compensation                (2,676)     (3,338)     (4,687)     (5,516)
    Non-cash amortization of
     acquired intangible
     assets                        (290)       (259)       (576)       (533)
    Acquisition-related
     expense                          -        (267)          -        (637)
    Patent litigation and
     settlement costs              (347)         (7)       (661)       (620)
    Acquisition-related
     adjustment                       -       1,837           -       1,837
    Restructuring                  (315)       (172)     (1,558)       (614)
                              ---------   ---------   ---------   ---------
Non-GAAP Operating Expenses   $  14,839   $  13,343   $  29,487   $  25,860
                              ---------   ---------   ---------   ---------
    Non-GAAP Operating
     expenses, as a % of
     total revenues                  57%         56%         57%         56%

Non-GAAP operating income
 (loss) reconciliation:

Operating loss                $  (4,207)     (4,472)  $  (9,842)    (10,782)
    Operating loss, as a %
     of total revenues              -16%        -19%        -19%        -24%
Add back:
    Non-cash stock-based
     compensation                 3,116       4,294       5,707       7,495
    Non-cash amortization of
     acquired intangible
     assets                         818         785       1,628       1,551
    Acquisition-related
     expense                          -         267           -         637
    Patent litigation and
     settlement costs               347           7         661         620
    Acquisition-related
     adjustment                       -      (1,837)          -      (1,837)
    Restructuring                   315         172       1,558         614
                              ---------   ---------   ---------   ---------
Non-GAAP Operating income
 (loss)                       $     389   $    (784)  $    (288)  $  (1,702)
                              ---------   ---------   ---------   ---------
    Non-GAAP Operating
     income (loss), as a %
     of total revenues                2%         -3%         -1%         -4%

                           CALLIDUS SOFTWARE INC.
           RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
         (In thousands, except for percentages and per share data)
                                (unaudited)

                                Three months ended       Six months ended
                                     June 30,                June 30,
                              ---------------------   ---------------------
                                 2013        2012        2013        2012
                              ---------   ---------   ---------   ---------

Non-GAAP net loss
 reconciliation:

Net loss                      $  (6,182)  $  (5,307)  $ (12,785)    (12,290)
    Net loss, as a % of
     total revenues                 -24%        -22%        -25%        -27%
Add back:
    Non-cash stock-based
     compensation                 3,116       4,294       5,707       7,495
    Non-cash amortization of
     acquired intangible
     assets                         818         785       1,628       1,551
    Acquisition related
     expenses                         -         267           -         637
    Patent litigation and
     settlement costs               347           7         661         620
    Acquisition-related
     adjustment                       -      (1,837)          -      (1,837)
    Restructuring                   315         172       1,558         614
    Interest expense on
     convertible notes              703         703       1,406       1,406
    Amortization of
     convertible note
     issuance cost                  134         134         268         268
    Tax benefit from release
     of valuation allowance           -           -           -        (224)
                              ---------   ---------   ---------   ---------
Non-GAAP Net income (loss)    $    (749)  $    (782)  $  (1,557)  $  (1,760)
                              ---------   ---------   ---------   ---------
    Non-GAAP Net income
     (loss), as a % of total
     revenues                        -3%         -3%         -3%         -4%

Non-GAAP net income (loss)
 per share reconciliation:

Net loss per basic and
 diluted share                $   (0.16)      (0.15)  $   (0.34)  $   (0.35)
Add back:
    Non-cash stock-based
     compensation                  0.08        0.12        0.16        0.21
    Non-cash amortization of
     acquired intangible
     assets                        0.02        0.02        0.04        0.04
    Acquisition related
     expenses                         -        0.01           -        0.02
    Patent litigation and
     settlement costs              0.01           -        0.02        0.02
    Acquisition-related
     adjustment                       -       (0.05)          -       (0.05)
    Restructuring                  0.01        0.01        0.04        0.02
    Interest expense on
     convertible notes             0.02        0.02        0.04        0.04
    Amortization of
     convertible note
     issuance cost                    -           -           -           -
    Tax benefit from release
     of valuation allowance           -           -           -           -
                              ---------   ---------   ---------   ---------
Non-GAAP net income (loss)
 per basic share              $   (0.02)  $   (0.02)  $   (0.04)  $   (0.05)
                              ---------   ---------   ---------   ---------

Non-GAAP net income (loss)
 per diluted share            $   (0.02)  $   (0.02)  $   (0.04)  $   (0.05)
                              ---------   ---------   ---------   ---------

Basic and fully diluted
 shares reconciliation:

Basic shares                     37,813      35,235      37,478      34,674
                              ---------   ---------   ---------   ---------
Add back:
    Weighted average effect
     of dilutive securities           -           -           -           -
                              ---------   ---------   ---------   ---------
Diluted shares                   37,813      35,235      37,478      34,674
                              ---------   ---------   ---------   ---------

                           CALLIDUS SOFTWARE INC.
                              FINANCIAL OUTLOOK
                               (In thousands)
                                 (unaudited)

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because of the company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the company assumes no obligation to update it.

                                             Three months ended
                                             September 30, 2013
                                --------------------------------------------
                                         GAAP               Non-GAAP (a)
                                ---------------------  ---------------------

Total Revenue                     $26,000 - $27,000      $26,000 - $27,000
Operating Expenses                $16,600 - $17,600      $13,600 - $14,600

                                             Twelve months ended
                                              December 31, 2013
                                --------------------------------------------
                                         GAAP               Non-GAAP (b)
                                ---------------------  ---------------------

Total Revenue                    $106,000 - $109,000    $106,000 - $109,000
Operating Income (Loss)         ($13,000) - ($14,000)     $3,500 - $4,500

(a)  Estimated non-GAAP amounts above for the three months ending September
     30, 2013, reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $290 - $320 thousand, estimated stock-based compensation expense of approximately $2.2 - $2.4 million, patent litigation and settlement costs of approximately $350 -
     $375 thousand, and restructuring expense of approximately $125 - $150 thousand.

(b)  Estimated non-GAAP amounts above for the twelve months ending December
     31, 2013, reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $3.3 - 3.4 million, estimated stock-based compensation expense of approximately $11.0 -
     $11.5 million, patent litigation and settlement costs of approximately
     $1.35 - $1.45 million, and restructuring expense of approximately $1.7
     - $1.9 million.

Investor Relations Contact
Cameron Jung and Steve Pasko
Market Street Partners
(415) 445-3238 or (415) 445-3232
cald@marketstreetpartners.com

Press Contact:
Giles House
CallidusCloud
925-251-2200
pr@calliduscloud.com